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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

          INVVISION CAPITAL, INC. ANNOUNCES ACQUISITION OF RESTORATION
                           GROUP AMERICA, 2003, INC.

DALLAS, TEXAS: JANUARY 6, 2004 - - INVVISION CAPITAL, INC.
("INVVISION";OTCBB:INVA) HAS ANNOUNCED THE ACQUISITION OF RESTORATION GROUP AMERICA, 2003, INC. ("RGA") BY ITS WHOLLY-OWNED SUBSIDIARY, INVVISION MC, INC.

RGA AND ITS SUBSIDIARIES PROVIDE INSURANCE SERVICES, RISK MANAGEMENT AND RESTORATION/CONSTRUCTION SERVICES TO THE COMMERCIAL AND MULTI-FAMILY REAL ESTATE MARKETS. RGA'S WHOLLY-OWNED SUBSIDIARIES INCLUDE:

RG INSURANCE SERVICES, INC. - A FULLY-LICENSED INSURANCE AGENCY IN THE STATE OF TEXAS, PROVIDING A FULL LINE OF TRADITIONAL INSURANCE PRODUCTS FOR ITS CLIENTS.

RG RISK MANAGEMENT, INC. - A RISK MANAGEMENT COMPANY WHICH PROVIDES ITS SERVICES UTILIZING A UNIQUE AND PROPRIETARY PROGRAM CALLED PROPERTYSMART(TM).

RG RESTORATION, INC. - A COMPREHENSIVE NATIONWIDE DISASTER RESTORATION, REMEDIATION AND RECONSTRUCTION SERVICES COMPANY FOR COMMERCIAL AND MULTI-FAMILY RESIDENTIAL CLIENTS.

RGA SHAREHOLDERS WILL RECEIVE 60,000,000 RESTRICTED SHARES OF INVVISION COMMON STOCK AND UP TO 40,000,000 ADDITIONAL RESTRICTED SHARES OF INVVISION STOCK UPON SATISFACTION OF CERTAIN CONDITIONS CONTAINED IN THE AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG INVVISION AND RGA, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF A FINAL FAVORABLE FAIRNESS OPINION AS TO THE TRANSACTION BY INVVISION AND THE EFFECTIVENESS OF INVVISION'S AMENDED AND RESTATED ARTICLES OF INCORPORATION. THE AMENDED AND RESTATED ARTICLES OF INCORPORATION WERE APPROVED BY WRITTEN CONSENT OF A MAJORITY OF INVVISION'S SHAREHOLDERS IN DECEMBER 2003. A DRAFT RULE 14C INFORMATION STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AND A DEFINITIVE VERSION WILL BE SENT TO INVVISION STOCKHOLDERS SHORTLY.

         THIS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES TO/FROM ANY PERSON, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

         A NUMBER OF STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF PRODUCTS AND TECHNOLOGIES, COMPETITIVE

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         MARKET CONDITIONS, SUCCESSFUL INTEGRATION OF ACQUISITIONS, THE ABILITY
         TO SECURE ADDITIONAL SOURCES OF FINANCING, THE ABILITY TO REDUCE OPERATING EXPENSES AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SEC. THE ACTUAL RESULTS THAT THE COMPANY MAY ACHIEVE MAY DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENTS DUE TO SUCH RISKS AND UNCERTAINTIES.

         CONTACT: MR. EDWARD P. REA
                  CHAIRMAN
                  INVVISION CAPITAL, INC.
                  PHONE: 972-919-4774, EXT. 241